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                           SOUTH JERSEY GAS COMPANY

                          Filed Under Rule 424(b)(2)
                        Registration File No. 333-62019


PRICING SUPPLEMENT NO. 1
Dated October 16, 1998 to Prospectus
dated October 5, 1998

                  Secured Medium-Term Notes, Series A, 1998-1

Interest Payment Dates:                May 1 and November 1, commencing
                                       May 1, 1999

Regular Record Date:                   April 15 and October 15

Cusip No.:                             83851 M AB3

This Pricing Supplement describes the sale of Notes through PaineWebber Incorporated, First Union Capital Markets and Prudential Securities Incorporated

Principal Amount:                             $20,000,000

Interest Rate:                                   7.125%

Original Issue Date:                            10/21/98

Stated Maturity:                               10/22/2018

Price to Public                               $20,000,000

CoAgents:                                PaineWebber Incorporated
                                        First Union Capital Markets
                                     Prudential Securities Incorporated

CoAgents' Commission:                         $   150,000

Net Proceeds to Company:                      $19,850,000

Redemption:                               None prior to maturity

South Jersey Gas Company registered a total of $100,000,000 worth of Notes. So far, it has issued $30,000,000, including the $20,000,000 of Notes covered by this Pricing Supplement. $70,000,000 worth of Notes may yet be issued.